Exhibit 4.1

Execution Version

HYATT HOTELS CORPORATION

TWELFTH SUPPLEMENTAL INDENTURE

Dated as of July 6, 2023

to

INDENTURE

Dated as of August 14, 2009

COMPUTERSHARE TRUST COMPANY, N.A.

(as successor to WELLS FARGO BANK, National Association)

Trustee

TWELFTH SUPPLEMENTAL INDENTURE, dated as of July 6, 2023 (this “Twelfth Supplemental Indenture”), to the Indenture, dated as of August 14, 2009, as amended by the Second Supplemental Indenture, dated as of August 4, 2011 and the Fourth Supplemental Indenture, dated as of May 10, 2013 (the “Original Indenture”), between HYATT HOTELS CORPORATION, a corporation organized under the laws of Delaware (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A. (as successor to Wells Fargo Bank, National Association), a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Notes of the Company, to be issued in one or more Series;

WHEREAS, Section 9.01(10) of the Original Indenture provides that the Company and the Trustee may amend or supplement the Original Indenture without consent of any Holder to add to, change or eliminate any of the provisions of the Original Indenture with respect to one or more Series of Notes, so long as any such addition, change or elimination shall (A) neither apply to any Note of any Series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Note with respect to the benefit of such provision or (B) become effective only when there is no such Note outstanding; and

WHEREAS, all action on the part of the Company necessary to authorize this Twelfth Supplemental Indenture has been duly taken;

NOW, THEREFORE, BY THIS TWELFTH SUPPLEMENTAL INDENTURE WITNESSETH:

That, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SECTION 1.01. Amendment to Section 1.01. With respect to (and solely with respect to) any Series of Notes created after the execution of this Twelfth Supplemental Indenture, the definition of “Officers’ Certificate” in Section 1.01 of the Original Indenture is hereby deleted and amended and restated in its entirety to read as follows:

“Officers’ Certificate” means a certificate signed on behalf of the Company by an Officer of the Company that meets the requirements of Sections 10.04 and 10.05 hereof; provided that, in connection with any Officers’ Certificate delivered pursuant to Section 4.03 hereof, the Officer must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

SECTION 1.02. Amendment to Section 8.04. With respect to (and solely with respect to) any Series of Notes created after the execution of this Twelfth Supplemental Indenture, the first numbered clause (1) of the first paragraph of Section 8.04 of the Original Indenture is hereby deleted and amended and restated in its entirety to read as follows:

(1) Company must irrevocably deposit or cause to be irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of that Series of Notes, cash in Dollars, noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, as determined by the Company, and expressed in a written certification thereof, signed by the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company and delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes of that Series on the stated date for payment thereof or on the applicable redemption date, as the case may be;

SECTION 1.03. Amendment to Section 8.05. With respect to (and solely with respect to) any Series of Notes created after the execution of this Twelfth Supplemental Indenture, the last paragraph of Section 8.05 of the Original Indenture is hereby deleted and amended and restated in its entirety to read as follows:

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or noncallable Government Securities held by it as provided in Section 8.04 hereof which, as determined by the Company and expressed in a written certification by an Officer of the Company thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 1.04. Amendment to Section 8.07. With respect to (and solely with respect to) any Series of Notes created after the execution of this Twelfth Supplemental Indenture, the Section 8.07 of the Original Indenture is hereby deleted and amended and restated in its entirety to read as follows:

Satisfaction and Discharge of Indenture. If at any time: (a) the Company shall have delivered to the Trustee for cancellation all Notes of a series theretofore authenticated (other than any Notes that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.09 and Notes for whose payment money and/or Government Securities have theretofore been deposited in trust or segregated and held in trust by the Company and thereupon repaid to the Company or discharged from such trust, as provided in Section 8.06); or (b) all such Notes of a particular series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company has irrevocably deposited or caused to be deposited with the Trustee, in trust, for the benefit of the Holders of that Series of Notes, cash in Dollars, noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, as determined by the Company, and expressed in a written certification thereof, signed by the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company and delivered to the Trustee, to pay at maturity or upon redemption all Notes of that Series not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder with respect to such Series by the Company, and shall have delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture with respect to such Series have been complied with, then this Indenture shall thereupon cease to be of further effect with respect to such Series except for the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and the Company’s obligations in connection therewith (including, but not limited to, the rights of the Trustee and the duties of the Company under Section 7.07, which shall survive despite the satisfaction in full of all obligations hereunder) and, if money shall have been deposited with the trustee pursuant to this Section 8.08(a):

(i) the Company’s obligations with respect to such Notes of that Series under Sections 2.05, 2.08 and 2.09 hereof;

(ii) the Company’s agreements set forth in Sections 5.01 and 5.02; and

(iii) Sections 8.02, 8.04, 8.05, 8.06 and 8.07 hereof,

each of which shall survive until the Notes have been paid in full.

Upon the Company’s exercise of this Section 8.07, the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to such Series.

ARTICLE II

MISCELLANEOUS

SECTION 2.01. Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture. The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

SECTION 2.02. Ratification of Original Indenture; Supplemental Indentures Part of Original Indenture. Except as expressly amended hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Twelfth Supplemental Indenture shall form a part of the Original Indenture for all purposes; provided, however, that this Twelfth Supplemental Indenture shall not apply to, or modify the rights of, the Holders of any Securities heretofore or hereafter issued pursuant to (i) the Sixth Supplemental Indenture, dated March 7, 2016 (the “Sixth Supplemental Indenture”), (ii) the Seventh Supplemental Indenture, dated August 16, 2018 (the “Seventh Supplemental Indenture”), (iii) the Eighth Supplemental Indenture, dated April 23, 2020 (the “Eighth Supplemental Indenture”) and (iv) the Tenth Supplemental Indenture, dated October 1, 2021

(the “Tenth Supplemental Indenture”), in each case, to the Original Indenture. Every Holder of Securities hereafter authenticated and delivered (other than the Holders of any Securities issued pursuant to the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture or the Tenth Supplemental Indenture) shall be bound hereby.

SECTION 2.03. Concerning the Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Twelfth Supplemental Indenture.

SECTION 2.04. Counterparts. This Twelfth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Twelfth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Twelfth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Twelfth Supplemental Indenture for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Twelfth Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Twelfth Supplemental Indenture to the contrary notwithstanding, any Officers’ Certificate, Opinion of Counsel, instrument, agreement or other document delivered pursuant to this Twelfth Supplemental Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats.

SECTION 2.05. GOVERNING LAW. THIS TWELFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS TWELFTH SUPPLEMENTAL INDENTURE OR THE NOTES.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Twelfth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

HYATT HOTELS CORPORATION,

By:	/s/ Joan Bottarini
	Name:	Joan Bottarini
	Title:	Executive Vice President and Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A. , as Trustee,

By:	/s/ Xis Toni Vwj
	Name:	Xis Toni Vwj
	Title:	Assistant Vice President

[Signature Page to Twelfth Supplemental Indenture]